                                                               EXHIBIT 10.57



                                  GBP 5,200,000

                       REVOLVING CREDIT FACILITY AGREEMENT


                                Dated 8 June 2001

                                     between


                          HAWKER PACIFIC AEROSPACE LTD.
                      UNIT 3 DAWLEY PARK KESTREL WAY HAYES
                               MIDDLESEX UB3 1 HP
                                       UK


                                   as Borrower


                                       and


                              LUFTHANSA TECHNIK AG
                               WEG BEIM JAGER 193
                                  22335 HAMBURG
                                     GERMANY


                                    as Lender


                                       and


                            HAWKER PACIFIC AEROSPACE
                                11240 SHERMAN WAY
                             SUN VALLEY, CALIFORNIA
                                CA 91352 -- 4942
                                       USA


                                  as Covenantor

                                    CONTENTS


Clause                                                                                                  Page

1.       Interpretation................................................................................... 3
2.       The Loan......................................................................................... 4
3.       Availability..................................................................................... 4
4.       Repayment and Prepayment......................................................................... 5
5.       Interest and Overdue Amounts..................................................................... 5
6.       Taxes............................................................................................ 6
7.       Events of Default................................................................................ 6
8.       Payments......................................................................................... 7
9.       Representations and Warranties .................................................................. 8
10.      Covenants........................................................................................ 9
11.      Notices..........................................................................................10
12.      Miscellaneous....................................................................................11
13.      Law and Jurisdiction.............................................................................11


EXHIBIT

1.       Notice of Drawdown...............................................................................13




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



REVOLVING CREDIT FACILITY AGREEMENT (THE "AGREEMENT")

BETWEEN:

HAWKER PACIFIC AEROSPACE LTD., Unit 3 Dawley Park Kestrel Way, Hayes Middlesex UB3 1HP, England (the "BORROWER"),

LUFTHANSA TECHNIK AG, Weg beim Jager 193, 22335 Hamburg, Germany (the "LENDER") and

HAWKER PACIFIC AEROSPACE, 11240 Sherman Way, Sun Valley, California, CA 91352 -- 4942, USA ("HAWKER US") as Covenantor.


1. INTERPRETATION

1.1 DEFINITIONS: In this Agreement, unless the context otherwise requires:

"ADVANCE" means one or several advances made or to be made by the Lender under this Agreement or (as the context may require) the principal amount thereof then outstanding.

"BANKING DAY" means a day (other than a Saturday or Sunday) on which banks are open for business in London and Hamburg.

"DRAWDOWN PERIOD" means 8 June 2001 until the date falling on the day one day prior to the respective Repayment Date of the Facility.

"EVENT OF DEFAULT" means any of the events or circumstances described in Clause 7.1.

"FACILITY" means the revolving credit facility granted to the Borrower.

"GOVERNMENTAL ENTITY" shall have the meaning set forth in Clause 9.1 (b)

"INTEREST PERIOD" shall have the meaning set forth in Clause 5.1.

"LOAN" means all Advances in the aggregate amount of up to GBP 5,200,000 outstanding hereunder from time to time.

"MARGIN" means 270 basis points per annum.

"MATERIAL ADVERSE EFFECT" shall have the meaning set forth in Clause 9.1 (a)

"NASD" means the National Association of Securities Dealers of the United States

"NOTICE OF DRAWDOWN" means a notice substantially in the form set out in
Exhibit 1.

"REPAYMENT DATE" means in respect of the Facility the day falling on 364 days upon signature of this Agreement.

"SEC" means the Securities and Exchange Commission of the United States

"SONIA" means the London Sterling Overnight Index Average as calculated and presently published at Reuters under page "SONIARECAP". It is the weighted average rate to four decimal places of all brokered unsecured sterling overnight deals between section 43 listed money market institutions and their overseas branches transacted between midnight and 3:30 p.m. (London time).

1.2 CONSTRUCTION OF TERMS: Unless the context otherwise requires, references in this Agreement to:

(a) SUCCESSORS: the "LENDER" shall be construed so as to include its and any subsequent successors and assignees in accordance with their respective interests; and

(b) AMENDED VERSIONS: this Agreement or any other agreement or other document shall be construed as a reference to this Agreement or, as the case may be, such other agreement or document as the same may have been, or may from time to time be, amended, supplemented, novated or replaced.


2. THE LOAN

2.1 GRANT OF THE FACILITY: The Lender hereby agrees to grant to the Borrower the Facility in an aggregate amount of up to GBP 5,200,000 (in words: Great Britain Pounds five million two hundred thousand)

2.2 PURPOSE: The Facility is intended for investment and working capital purposes. All amounts resulting out of any contract between the Lender and the Borrower and payable by the Borrower to the Lender as well as payable by the Lender to the Borrower will be set off against the Facility.


3. AVAILABILITY

3.1 DRAWDOWN CONDITIONS: The Facility will be advanced by way of several drawings, each of them to be in a minimum amount of at least GBP 100,000 if each of the following conditions are fulfilled and provided that no Advance or drawing under the Facility may exceed the uncancelled and undrawn amount of the
Facility:

(a) The Lender shall receive a respective Notice of Drawdown (which shall be irrevocable) no later than 12.00 a.m. (Hamburg time) on the second Banking Day prior to the respectively proposed date of drawdown.

(b) At the time of and immediately after giving effect to such Advance no Event of Default shall have occurred and be continuing.

(c) The representations and warranties of the Borrower and Hawker US set forth in Clause 9 of this Agreement shall be true and correct on and as of the date of such Advance;

(d) the Borrower and Hawker US have complied with all covenants required of each hereunder;

(e) neither the Borrower nor Hawker US shall have received any notice from the NASD to the effect that consummation of the transactions contemplated by this Agreement will cause Hawker US to be in non-compliance with any quantitative or other NASD requirements, including without limitation any applicable net tangible assets, shareholder equity, market capitalization, revenue or total asset requirements.

The borrowing of each Advance shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in paragraphs (b) - (e) of this Clause 3.1.

3.2 CANCELLATION OF FACILITY: The undrawn amount (if any) of the Facility shall automatically be cancelled at the close of business on the respective last day of the Drawdown Period of the Facility.


4. REPAYMENT AND PREPAYMENT

4.1 REPAYMENT: The Borrower shall repay the Loan together with all accrued and unpaid interest thereon and all other unpaid amounts payable by the Borrower according to this Agreement latest on the Repayment Date.

In respect of individual drawdowns the Borrower shall repay the respective Advance latest as specified in the Notice of Drawdown. Voluntary early repayments are permitted each time provided the Borrower gives the Lender no less than two banking days notice thereof in writing.

4.2 IN THE EVENT OF A REPAYMENT: Of an Advance the Borrower may reborrow such Advance or any part of it in accordance with Clause 3.


5. INTEREST AND OVERDUE AMOUNTS

5.1 INTEREST PERIODS: Interest shall be calculated on each Advance on a monthly basis. In respect of each Advance the first Interest Period shall start on the respective date of drawdown and last until the end of that calendar month. Each subsequent one shall start from the beginning of the calendar month and last one calendar month. The last Interest Period will end upon receipt of complete repayment of each advance.

The rate of interest on any Advance to be drawn under the Facility shall be the monthly average of SONIA plus Margin. The monthly average of SONIA will be determined from the daily quoted SONIA rates as an arithmetical average.

5.2 PAYMENT: The interest payments are due on the first day of the month following the interest period.

Interest shall be calculated on the basis of the actual number of days elapsed and a 360 day year.

5.3 OVERDUE PRINCIPALS: If any amount (with the exception of any due but unpaid interest which shall be subject to Clause 5.4 payable by the Borrower under this Agreement is not received on the due date for payment thereof, the Borrower shall pay to the Lender interest on any such overdue amount for each day from the date on which the relevant amount was due to the date of actual payment at a rate per annum determined by the Lender to be the aggregate of (i) 1% (one per cent) per annum, (ii) the respective applicable Margin and (iii) the costs to the Lender of funding the amount in default from a source it may select in accordance with market practice and for such period or periods as it may from time to time select.


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

5.4 OVERDUE INTEREST: If any amount of interest payable by the Borrower under this Agreement is not received on the due date for payment thereof, the Borrower shall pay to the Lender all damage directly incurred by the Lender as a consequence of the delayed interest payment by the Borrower.


6. TAXES

6.1 GROSSING-UP OF PAYMENTS: All payments to be made by the Borrower to the Lender under this Agreement shall be made free and clear of, and without any deduction or withholding for or on account of, any taxes, charges or other deductions. If the Borrower is required to make such payment subject to any deduction or withholding, the sum payable by the Borrower in respect of which such deduction or withholding is required to be made shall be increased to the extent necessary to ensure that, after the making of the required deduction or withholding, the Lender receives and retains (free from any liability in respect of any such deduction or withholding) a net sum equal to the sum which it would have received and so retained had no such deduction or withholding been made or required to be made.

6.2 TAX INDEMNITY: Without prejudice to the provisions in Clause 6.1, if the Lender is required to make any payment on account of tax (not being tax imposed on the net income of its principal office by the jurisdiction in which it is organized or in which its principal office is located) or otherwise on or in relation to any sum received or receivable under this Agreement by the Lender (including without limitation, any sum received or receivable under this clause) or any liability in respect of any such payment is asserted, imposed, levied or assessed against the Lender, the Borrower shall, upon demand of the Lender, promptly indemnify the Lender against such payment or liability, together with any interest, penalties and expenses payable or incurred in connection therewith.


7. EVENTS OF DEFAULT

7.1 EVENTS OF DEFAULT: The occurrence of any of the following shall be an Event of Default hereunder:

(a) the Borrower shall fail to make any payment required under this Agreement when due, or, shall fail to perform any of its obligations in this Agreement, and such failure continues for a period of fifteen (15) days after written notice thereof;

(b) the Borrower shall (i) make an assignment or establish a trust for the benefit of creditors, (ii) petition or apply for appointment of a liquidator, receiver or the like, (iii) commence or acquiesce to any proceeding under any bankruptcy, insolvency, liquidation or administration or similar law, or (iv) become unable to pay its debts as they mature;

(c) proceedings shall have commenced against the Borrower under any bankruptcy, insolvency, liquidation or administration or similar law, which proceedings are not dismissed within sixty (60) days, or an order for relief shall be entered in any such proceeding relating to the Borrower or its properties; or

(d) the Borrower shall dissolve, liquidate, or terminate its existence or business;


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


(e) any other material event occurs or circumstance arises which gives reasonable grounds for belief that the Borrower may not or may be unable to perform or comply with any of its obligations under this Agreement or that its ability so to do is likely to be materially and adversely affected. The Borrower will notify the Lender in writing about the occurence of such event or circumstance.

(f) the Borrower or Hawker US shall default under their respective credit facility agreements with Landesbank Hessen-Thuringen Girozentrale dated October 31, 2000 as may be amended from time to time.

(g) any representation or warranty made or deemed made by or on behalf of the Borrower, Hawker US or any affiliate in or in connection with this Agreement or any amendment or modification hereof or waiver hereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any amendment or modification hereof or waiver hereunder, shall prove to have been incorrect in any material respect when made or deemed made;

(h) the Borrower shall fail to observe or perform any covenant, condition or agreement contained in Clause 10;

7.2. EFFECT OF DEFAULT: If an Event of Default occurs, and after the passing of any applicable grace period, at the option of the Lender, the entire unpaid principal of the Loan and all accrued and unpaid interests thereon shall become immediately due and payable in full. Such acceleration of the maturity of amounts due shall not affect any other rights of the Lender. If any Events of Default shall have occurred, the Lender may proceed to protect and enforce its rights by suit or any other appropriate proceeding.


8. PAYMENTS

8.1 PAYMENTS BY THE BORROWER: On each date on which an amount is due in GBP from the Borrower under this Agreement, the Borrower shall make the same available to the Bank not later than 12.00 a.m. London time by payment in immediately available, freely convertible and freely transferable funds to the account of Deutsche Lufthansa AG no 96369 with Citibank London, sort-code 18-50-08, reference: Lufthansa Technik AG, Revolving Credit Facility Agreement.

8.2 PAYMENTS TO BE FREE AND CLEAR: All amounts payable by the Borrower under this Agreement shall be paid in full without right of retention or other restrictions and free and clear of, and save to the extent required by law, without any deduction or withholding for or on account of, any taxes or any charges or otherwise.

8.3 NON-BANKING DAYS: The following shall apply:

(a) INTEREST: Subject to paragraph (b) below, whenever any payment under this Agreement shall become due on a day which is not a Banking Day, such payment shall instead be made on the next Banking Day in that calendar month (if there is one) or on the preceding Banking Day (if there is not).

(b) PRINCIPAL: If the Repayment shall be due on a non-Banking Day, such Repayment shall be made on the preceding Banking Day.


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

9. REPRESENTATIONS AND WARRANTIES


9.1 REPRESENTATIONS AND WARRANTIES: The Borrower and Hawker US each represent and warrant that:

(a) COMPLIANCE WITH LAWS AND AGREEMENTS: Each of the Borrower and Hawker US is in compliance with all laws, regulations and orders of any Governmental Entity applicable to it or its property (including, without limitation, the rules and regulations of the SEC, the NASD, and any applicable securities or commodities exchange) and all indentures, agreements and other instruments binding upon each or their respective property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No default has occurred and is continuing. For the purposes of this Agreement, the term "Material Adverse Effect" means a material adverse effect on (a) the business, assets, operations or financial condition of the Borrower and its Affiliates, if any, considered as a whole, or on Hawker US or
(b) the ability of the Borrower or Hawker US to perform any of its obligations under this Agreement, as the case may be or (c) the rights of or benefits available to the Lender under this Agreement.

(b) NO CONFLICT OR VIOLATION: The execution, delivery and performance of this Agreement, the consummation of the transactions contemplated hereby, including without limitation any Advance made hereunder, the compliance with any of the provisions hereof, and the conduct of their businesses as conducted and as proposed to be conducted will not, (a) require any filing or notification to any third party or Governmental Entity or consent or approval under from any Governmental Entity or third party, except for any filing of this Agreement which may be required by the SEC in connection with Hawker US SEC filings; or
(b) violate any order, applicable law, or other rules or requirements, including without limitation those of the NASD, applicable to the Borrower or any of its properties or assets. For purposes of this Agreement, the term "Governmental Entity" means the governments of Germany, the United Kingdom, the United States, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body or self-regulatory organization, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including, without limitation, the SEC, the NASD and any applicable securities or commodities exchange).

(c) LITIGATION MATTERS: Except for the First Union Securities Inc. arbitration proceeding which commenced on October 18, 2000, there are no actions, suits or proceedings by or before any arbitrator or Governmental Entity pending against or, to the knowledge of the Borrower, threatened against or affecting the Borrower or Hawker US (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or (ii) that involve this Agreement or the transactions, or the ability of the Borrower to enter into this Agreement and perform its obligations hereunder.

10. COVENANTS

10.1 COVENANTS: Until the Facility has expired or been terminated and the principal of and interest on each Advance and all fees payable hereunder have been paid in full, the Borrower and Hawker US covenant and agree that:

10.2 NOTICES OF MATERIAL EVENTS: The Borrower shall furnish to the Lender prompt written notice of the following:

(a) the occurrence of any Event of Default;

(b) the filing or commencement of any investigation, action, suit or proceeding by or before any arbitrator or Governmental Entity against or affecting the Borrower or Hawker US thereof that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect; and

(c) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Clause shall be accompanied by a statement of an authorized officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

10.3 MAINTENANCE OF MATERIAL REGISTRATIONS: The Borrower shall, and shall cause Hawker US to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect their respective legal existence and the rights, registrations, licenses, permits, contracts, privileges and franchises material to the conduct of their businesses. Neither the Borrower nor Hawker US shall agree to any amendment to any material registration, contract or license, if such amendment could reasonably be expected to have a Material Adverse Effect, without the consent of the Lender.

10.4 COMPLIANCE WITH LAWS: The Borrower shall, and shall cause Hawker US to, comply with all applicable laws, rules, regulations and orders of any Governmental Entity applicable to it or its business operations, property or assets, including without limitation rules and regulations of the SEC and NASD, including without limitation any net tangible asset, shareholder equity, market capitalization, revenue, or total asset requirements; except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect on the Borrower or Hawker US respectively.

10.5 NOTICE OF CHANGE IN LISTING STATUS: Within five (5) days of (i) an internal review by the Borrower or Hawker US or (ii) the receipt by the Borrower or Hawker US of any communication, oral or written, from the SEC, the NASD or any applicable securities or commodities exchange indicating that the Borrower or Hawker US is out of compliance with any applicable listing requirements or that the listing status of the Borrower or Hawker US may be suspended, revoked or materially modified, the Borrower shall provide LHT with written notice describing the nature of the deficiency and any steps the Borrower or Hawker US is taking in response thereto.



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

11. NOTICES

11.1 NOTICES IN WRITING: All notices, requests, demands, and other communications provided in this Agreement shall be in writing and shall be deemed given if delivered personally, transmitted by facsimile (receipt confirmed), sent by internationally recognized overnight courier service, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice, provided that notices of a change of address shall be effective only on receipt of such notice):

11.2 ADDRESSES: Every notice, request, demand or other communication shall be sent:

(a) If to THE LENDER to:

         Lufthansa Technik AG
         Weg beim Jager 193
         D-22335 Hamburg, GERMANY
         Attention: HAM-TB/F
         Fax: ++49 40 5070 5366

(b) If to THE BORROWER to:

         Hawker Pacific Aerospace
         11240 Sherman Way
         Sun Valley, California
         CA 91352 -- 4942, USA
         Attention: Phil Panzera, CFO
         Fax: ++1 818 765 8589

         WITH COPY TO:

         Hawker Pacific Aerospace Ltd.
         Unit 3 Dawley Park
         Kestrel Way
         Hayes Middlesex
         UB3 1HP, UK
         Attention: Finance Director
         Fax: ++44 020 8589 1901


All notices, requests, demands, and other communications shall be deemed to have been given as of the date so delivered or telefaxed and, if given by any other means, shall be deemed given only when actually received by the addressees.

12. MISCELLANEOUS

12.1 SEVERABILITY: Should any provision of this Agreement be or become in whole or in part illegal, invalid or unforceable under the law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions of this Agreement nor the legality, validity or enforceability of such provision under the law of any other jurisdiction, shall thereby be affected. Any provision which is or becomes illegal, invalid or unenforceable shall be deemed to be substituted by a provision which comes as close as possible to the purpose and spirit of the illegal, invalid or unenforceable provision.


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


12.2 AMENDMENTS: Any amendment to this Agreement shall be made in writing and signed by duly authorized representatives of the parties. Any waiver of the requirement of written form must also be in writing.

12.3 WAIVER: No failure to exercise and no delay in exercising, on the part of the Lender, any of their respective rights, powers or privileges under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any other right, power or privilege preclude any other or future exercise thereof, or the exercise of any such right, power or privilege. The rights and remedies in this Agreement are cumulative and not exclusive and are in addition to any other rights or remedies provided by law.

12.4 BINDING EFFECT: This Agreement shall be binding upon and inure to the benefits of the Lender, the Borrower, and their respective legal representatives, successors and assigns. The Lender may assign its position under this Agreement with any of its rights and obligations in total or in part without the prior consent of the Borrower. The Borrower may not assign this Agreement without the prior written consent of the Lender.

12.5 FEES AND EXPENSES: Except as otherwise provided in this Agreement, the Borrower shall bear all costs, fees and other charges and expenses of any kind incurred by Lender in connection with the negotiation, execution and implementation of this Agreement up to an aggregate amount of Pound Sterling15,000; including any expenses incurred in the enforcement of any rights of Lender in connection with this Agreement. The Lender shall have the right to make the payments referred to in this Clause 12.5 on behalf of the Borrower. The fees and expenses so paid by Lender shall be immediately reimbursed by the Borrower upon demand by the Lender.

13. LAW AND JURISDICTION

13.1 GERMAN LAW: This Agreement and all rights and obligations under this Agreement shall be governed by and construed in accordance with German law excluding German law's conflict of law rules.

13.2 JURISDICTION: Place of performance and of Jurisdiction is Hamburg and the Borrower hereby irrevocably submits to the non-exclusive jurisdiction of the courts of Hamburg. The Lender shall also be entitled to assert its claims before any other courts of competent jurisdiction.


IN WITNESS WHEREOF, the Borrower and the Lender have caused this Agreement to be duly executed by their respective authorized officers or representatives, as of the date first above written.



                                   HAWKER PACIFIC AEROSPACE LTD. (the Borrower)


                                   By:        /s/  Philip M. Panzera
                                        ----------------------------------------
                                        Name:  Philip M. Panzera
                                        Title: Director

                                   LUFTHANSA TECHNIK AG (the Lender)


                                   By:     /s/  Dr. Peter Jansen
                                       -----------------------------------------
                                        Name:  Dr. Peter Jansen
                                        Title: Chief Executive Finance


                                   By:     /s/  Dr. Gerald Gallus
                                       -----------------------------------------
                                        Name:  Dr. Gerald Gallus
                                        Title: Chief Executive Product
                                               and Services



                                   HAWKER PACIFIC AEROSPACE (Hawker US)


                                   By:    /s/  Philip M. Panzera
                                       -----------------------------------------
                                        Name:  Philip M. Panzera
                                        Title: Executive Vice President








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


                                    EXHIBIT 1

                               NOTICE OF DRAWDOWN
                          (LETTERHEAD OF THE BORROWER)



To:

Lufthansa Technik AG                                            Date
HAM-TB/F
Weg beim Jager 193
22335 Hamburg
Germany

Fax: ++49 40 5070 5366

Attention: Mr. Knut Wiszniewski


Dear Sirs:

1. We refer to the Revolving Credit Facility Agreement (the "Agreement") dated [ ] 2001 and made between Hawker Pacific Aerospace as Borrower and Lufthansa Technik AG as Lender. Terms defined in the Agreement shall have the same meaning in this notice. References to Clauses are to clauses of the Agreement.

2. We hereby give you irrevocably notice that, pursuant to the Agreement and upon the terms and subject to the conditions contained in this Agreement, we wish the following Advance to be granted to us as follows:

     (a) Drawdown date: [        ],

     (b) Amount: GBP [        ],

     (c) Scheduled Repayment Date: [        ]

3. We confirm that the conditions specified in Clause 3.1 (b-e) are satisfied on the date of this Notice.


Yours faithfully


Borrower: _________________________________
Name: ____________________________________
Title: ______________________________________






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